Exhibit 99.1


                                                                   [EXELON LOGO]
--------------------------------------------------------------------------------
News Release

From:      Exelon Corporation                           FOR IMMEDIATE RELEASE
           Corporate Communications                        April 28, 2003
           P.O. Box 805379 Chicago, IL 60680-5379

Contact:   Linda Marsicano, Media Relations
           312.394.3099
               Linda Byus, CFA, Investor Relations
           312.394.7696

                 Exelon Announces Strong First Quarter Earnings;
                        Reaffirms 2003 Earnings Guidance

Chicago (April 28, 2003) - Exelon Corporation (NYSE: EXC) today announced operating earnings for the first quarter of 2003 of $397 million, or $1.22 per share (diluted), compared with operating earnings of $250 million, or $0.77 per share (diluted), for the same period in 2002. The 58% improvement year-over-year was due primarily to higher weather-related gas and kWh sales, increased CTC revenue at ComEd, lower depreciation and amortization expense, fewer nuclear outages and lower interest expense, which more than offset increased operating expenses including pension and benefit costs.

Reported first quarter 2003 consolidated earnings prepared in accordance with accounting principles generally accepted in the United States (GAAP) were $361 million, or $1.11 per share (diluted). Reported results for the first quarter include the $112 million, or $0.34 per share, after-tax gain for the cumulative effect of adopting SFAS 143, "Accounting for Asset Retirement Obligations." Reported earnings also include a $17 million, or $0.05 per share, after-tax charge related to the March 3 ComEd Settlement Agreement discussed below and an after-tax charge for the impairment of Exelon's investment in Sithe Energies, Inc. of $130 million, or $0.40 per share. Reported earnings in the first quarter of 2002 were $8 million, or $0.02 per share (diluted), which included a $230 million, or $0.71 per share, after-tax charge for the cumulative effect of adopting SFAS 142, an accounting standard for goodwill and intangible assets, and net pre-tax charges of $10 million, or $0.04 per share, for severance costs. (Details on the differences between GAAP earnings and operating earnings are included below, with a tabular reconciliation of these differences included in the attachments to this release.)

"Our first quarter results provide a solid base to build on in 2003," said John
W. Rowe, Exelon Chairman and CEO. "Through The Exelon Way, we will continue to improve efficiency and productivity and create even more value for our investors. We believe The Exelon Way will enable us to meet or exceed 5% annual earnings growth and provide cash that will increase balance sheet flexibility to successfully handle the end of the regulatory transition in Illinois in 2007."

2003 Earnings Guidance

Exelon's full year operating earnings are expected to fall within a range of $4.80 to $5.00 per share. The earnings guidance is based on the assumption of normal weather for the last three quarters of 2003 and excludes the first quarter $0.34 per share cumulative effect for the change in accounting principle, the net $0.05 per share charge related to the March 3 ComEd settlement agreement and the $0.40 per share impairment of our Sithe Energies investment. Second quarter operating earnings are expected to represent between 21% and 23% of full year operating earnings.

Adoption of SFAS 143

Exelon adopted SFAS 143 as of January 1, 2003. SFAS 143 provides accounting requirements for retirement obligations associated with tangible long-lived assets. The new standard changed the accounting for decommissioning of nuclear generating plants as well as certain other long-lived assets. Adoption of the new standard resulted in $112 million of after-tax income reported as a cumulative effect of a change in accounting principle in the first quarter of 2003. The new standard is not expected to have an impact on ongoing earnings.

Operating Earnings

Operating earnings (pro forma), which generally exclude non-operational items as well as one-time charges or credits that are not normally associated with our ongoing operations, are provided as a complement to results provided in accordance with GAAP. Management uses such pro forma measures internally to evaluate the company's performance and manage its operations. A reconciliation of GAAP to operating earnings is included in the attachments to this release. Operating earnings (pro forma) exclude:

o    Cumulative effect of changes in accounting principles
o    One-time gains (losses) associated with a regulatory order
o Severance charges or other costs associated with restructuring operations that are material in magnitude
o Transaction-related gains or losses related to the sale or purchase of an asset or business, which is not a part of ongoing operations.


First Quarter Highlights

o Nuclear Operations Exelon Generation's nuclear fleet, excluding AmerGen, produced 29,330 GWhs for the first quarter of 2003, compared with 27,533 (reflects reallocation) GWhs output for the first quarter of 2002. The fleet, including AmerGen, achieved a capacity factor of 94.4% for the first quarter of 2003, compared with 90.3% for the first quarter of 2002. Exelon Generation's nuclear group completed two planned refueling outages during the first quarter of 2003 compared with four in the first quarter of 2002. Operating expenses associated with the planned refueling outages were approximately $32 million lower in the first quarter of 2003 compared with the prior year.

o ComEd Refinancing Year-to-date, ComEd has completed $1.3 billion of securities offerings as part of its ongoing refinancing program. On January 22, 2003, ComEd closed on the sale of $350 million of 3.70% First Mortgage Bonds, which are due in 2008, and $350 million of 5.875% First Mortgage Bonds, which are due in 2033. The net proceeds from the sale of the bonds were used to pay off matured or called debt with interest rates averaging about 6.5%. On March 17, 2003, ComEd closed on the sale of $200 million of 30-year Trust Preferred Securities. The securities carry a coupon of 6.35% and will mature in 2033. The purpose of the issue was to refund an existing ComEd trust preferred issue with an 8.48% coupon. On April 7, 2003, ComEd closed on the sale of $395 million of First Mortgage Bonds maturing in 2015 with a coupon of 4.70%. The purpose of the issue was to refund debt with an average interest rate of about 8.2%.

o PECO Energy Refinancing On April 28, 2003, PECO Energy closed on the sale of $450 million of First Mortgage Bonds. The securities carry a 3.5% coupon and will mature in 2008. Proceeds will be used to fund maturing debt with an average interest rate of about 6.5%.

o March 3 Settlement Agreement On March 28, 2003, the Illinois Commerce Commission (ICC) entered final orders for the three docketed cases included in the March 3 Agreement entered into by ComEd and other interested parties. The Agreement resolved several regulatory matters, and provided greater certainty for the balance of ComEd's competitive transition period through 2006 and setting the stage for the post-transition period. The three ICC orders established delivery service rates for retail customers not under the traditional bundled rates, rejected disallowances proposed by the ICC's auditors and found ComEd's distribution plant additions to be prudent and used and useful, established market value energy adders for customers who select an alternative electricity supplier or the purchase power option and approved an hourly energy price rate that will be available to certain delivery service customers. Other provisions of the Agreement not subject to ICC action include the funding of certain programs for customer and governmental groups and facilitating the potential extension of ComEd's full-requirements power purchase agreement with its generating affiliate through 2006. In the first quarter, ComEd recorded a $51 million (on a present value basis before income taxes) charge related to the funding of certain programs for customer and governmental groups, partially offset by the reversal of a $12 million (before income taxes) third quarter 2002 potential capital disallowance reserve and a $10 million (before income taxes) credit also related to the ICC regulatory order. The net one-time charge for these items is $17 million (after income taxes).

o Exelon New England Exelon New England's Mystic 8 generating plant began commercial operation on April 13, 2003. Mystic 8 is an 807-MW gas-fired combined cycle plant with an estimated 7,000 heat rate located in Everett, MA (greater Boston area). The Mystic 9 plant is expected to begin commercial operation in May and ForeRiver in June 2003.


BUSINESS UNIT RESULTS

Exelon Corporation's consolidated net income for the first quarter of 2003 was $361 million compared with net income of $8 million in the first quarter of 2002. Operating earnings were $397 million in the first quarter of 2003 compared with operating earnings of $250 million in the first quarter of 2002.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery's net income in the first quarter of 2003 was

$330 million compared with net income of $215 million in the first quarter of 2002. First quarter 2003 net income includes the net $17 million after-tax charge resulting from the March 3 ComEd Settlement Agreement and income of $5 million for the cumulative effect of adopting SFAS 143. The increase in net income was primarily due to increased CTC recoveries at ComEd, increased sales to residential and small commercial and industrial customers, including weather-related electric and gas sales, lower interest costs and lower depreciation rates at ComEd.

Heating degree-days for the first quarter of 2003 in the ComEd service territory were up 17% relative to the same period in 2002 and 3% above normal. In the PECO service territory, heating degree-days were up 33% compared with 2002 and 8% above normal. Retail kWh deliveries rose 5.8% for ComEd, with a 7.4% increase in deliveries to the residential customer class reflecting more heating degree-days and a follow on to 2002's strong housing market. PECO's retail kWh deliveries increased 11.5% overall, with residential deliveries up 18.7%. PECO's gas deliveries increased 26.4% for the quarter and gas revenue increased 38.2% to $288 million. Energy Delivery's first quarter 2003 revenues were $2,642 million, up 13% from $2,335 million in 2002. Energy Delivery's first quarter 2003 fuel and purchased power expense was $1,175 million, up 15% from $1,024 million in 2002. The impact of the colder weather increased Energy Delivery's first quarter 2003 earnings per share by approximately $0.14 relative to 2002, and $0.04 relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon's electric generation operations and power marketing and trading functions. First quarter 2003 reported net income before cumulative effect of a change in accounting principle (SFAS 143) was a loss of $52 million and includes the $130 million after-tax impairment of the investment in Sithe Energies. Net income after the cumulative effect of the change in accounting principle was $56 million. First quarter 2002 net income and income before cumulative effect of a change in accounting principle were $79 million and $66 million, respectively. Income before cumulative effect in 2003 excluding the $130 million Sithe impact exceeded 2002 by $12 million despite the $31 million (before tax) unrealized mark-to-market loss from non-trading activities driven by higher power market prices relative to gas and oil market prices. While the underlying instruments do not qualify for hedge accounting treatment, they are part of the overall hedge strategy and, as such, we expect the loss to be essentially offset by resulting physical asset transactions in 2003 and later years. A $6 million (before tax) mark-to-market gain was recorded in the first quarter of 2002.

Generation's first quarter 2003 revenue was $1,863 million, compared with first quarter 2002 revenue of $1,461 million. The revenue increase reflects higher energy market sales volumes, higher power prices and the 2002 acquisitions of the New England plants and two Texas plants. Energy sales volumes, exclusive of trading volumes, totaled 54,409 GWhs in the first quarter of 2003 compared with 48,324 GWhs in first quarter 2002.

Operating and maintenance expenses were up for the quarter as $19 million of additional expenses resulting from the acquisitions of the New England and Texas plants, higher pension and post-retirement benefit expense and the effects of certain new accounting treatments under FAS 143, were partially offset by lower expenses from fewer planned nuclear outages.

Power Team's revenue net fuel increased by $62 million in first quarter 2003 over first quarter 2002 excluding the mark-to-market impact in both years. The improvement includes $32 million of margin contribution from the New England and Texas plants acquired after the first quarter of 2002. The increase was driven by higher wholesale power prices in all regions in which Power Team operates, a higher average power price to ComEd and higher nuclear generation, offset partially by higher supply costs, including fuel and purchased power. The average realized price excluding trading activity in the first quarter of 2003 was $34 per MWh compared with $30 per MWh in 2002. Higher market prices in both MAIN and PJM, driven by higher market gas and oil prices and cold weather, were partially offset by our hedged position during the quarter. The same factors, cold weather and higher gas prices, also resulted in higher supply costs, including purchased power and fuel costs.

Exelon Enterprises consists of Exelon's competitive retail energy sales, energy and infrastructure services, venture capital investments and related businesses. Enterprises' first quarter 2003 net loss and loss before cumulative effect of a change in accounting principle were $18 million and $17 million, respectively. The first quarter 2002 net loss and loss before cumulative effect of a change in accounting principle were $271 million and $28 million, respectively. The decrease in the first quarter 2003 loss before cumulative effect of a change in accounting principle of $11 million is primarily the result of a reduction in operating expenses, reduced costs from the discontinuance of retail sales in the PJM region and a reduction in equity losses of unconsolidated affiliates. Despite the continued weak economy, improvements were achieved in most businesses. However, unplanned losses resulting from Exelon Energy exiting a key supply agreement in the Northeast ($10.8 million) coupled with a write-down of a venture capital investment ($3.0 million) contributed to the loss for the quarter.


Conference call information: Exelon has scheduled a conference call for 9 AM ET (8 AM CT) on April 29, 2003. The call-in number in the U.S. is 877/715-5317 and the international call-in number is 973/582-2720. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon's web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until May 16. The U.S. call-in number for replays is 877/519-4471 and the international call-in number is 973/341-3080. The confirmation code is 3851095.

================================================================================


Except for the historical information contained herein, certain of the matters discussed in this news release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in Exelon Corporation's 2002 Annual Report on Form10-K in (a) ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon--Note 19, ComEd--Note 16, PECO--Note 18 and Generation--Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

                                       ###

    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately
  5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

                                                         EXELON CORPORATION
                                                 Consolidated Statements of Income
                                                            (unaudited)
                                                (in millions, except per share data)

                                                                           Three Months Ended March 31, 2003
                                                        --------------------------------------------------------------------------
                                                                                    Pro Forma
                                                            GAAP (a)               Adjustments                   Pro Forma
                                                        -----------------     -----------------------      -----------------------
Operating Revenues                                               $ 4,074                         $ -                      $ 4,074

Operating Expenses
    Purchased Power                                                  907                           -                          907
    Fuel                                                             830                           -                          830
    Operating and Maintenance                                      1,093                         (41)   (b)                 1,052
    Depreciation and Amortization                                    290                           -                          290
    Taxes Other Than Income                                          197                           -                          197
                                                        -----------------     -----------------------      -----------------------

    Total Operating Expenses                                       3,317                         (41)                       3,276
                                                        -----------------     -----------------------      -----------------------

Operating Income                                                     757                          41                          798

Other Income and Deductions
    Interest Expense                                                (225)                          -                         (225)
    Distributions on Preferred Securities
       of Subsidiaries                                               (12)                          -                          (12)
    Equity in Earnings of Unconsolidated
       Affiliates, net                                                18                           -                           18
    Impairment of Investment in Sithe Energies, Inc.                (200)                        200  (c)                       -
    Other, Net                                                        59                         (12) (b)                      47
                                                        -----------------     -----------------------      -----------------------

    Total Other Income and Deductions                               (360)                        188                         (172)
                                                        -----------------     -----------------------      -----------------------

Income Before Income Taxes and Cumulative
    Effect of Changes in Accounting Principles                       397                         229                          626

Income Taxes                                                         148                          81                          229
                                                        -----------------     -----------------------      -----------------------

Income Before Cumulative Effect of Changes
    in Accounting Principles                                         249                         148                          397

Cumulative Effect of Changes in Accounting
    Principles, Net of Income Taxes                                  112                        (112) (d)                       -
                                                        -----------------     -----------------------      -----------------------

Net Income                                                         $ 361                        $ 36                        $ 397
                                                        =================     =======================      =======================


Earnings per Average Common Share
    Basic:
       Income before Cumulative Effect of
          Changes in Accounting Principles                        $ 0.76                      $ 0.46                       $ 1.22
       Cumulative Effect of Changes in
          in Accounting Principles                                  0.35                       (0.35)                           -
                                                        -----------------     -----------------------      -----------------------

       Net Income                                                 $ 1.11                      $ 0.11                       $ 1.22
                                                        =================     =======================      =======================

    Diluted:
       Income before Cumulative Effect of
          Changes in Accounting Principles                        $ 0.77                      $ 0.45                       $ 1.22
       Cumulative Effect of Changes
          in Accounting Principles                                  0.34                       (0.34)                           -
                                                        -----------------     -----------------------      -----------------------

       Net Income                                                 $ 1.11                      $ 0.11                       $ 1.22
                                                        =================     =======================      =======================

Average Common Shares Outstanding
    Basic                                                            324
    Diluted                                                          326



Effect of Pro Forma Adjustments on Net Income
    Recorded in Accordance with GAAP:

    Impairment of Sithe Energies, Inc. investment                $ (0.40)
    Cumulative effect of adopting SFAS 143                          0.34
    March 3 ComEd Settlement Agreement                             (0.05)
    Employee severance costs                                           -
    Cumulative effect of adopting
       SFAS 141 and SFAS 142                                           -
                                                        -----------------

    Total Pro Forma Adjustments                                  $ (0.11)
                                                        =================



                                                                          Three Months Ended March 31, 2002
                                                        --------------------------------------------------------------------------
                                                                                      Pro Forma
                                                             GAAP (a)               Adjustments                   Pro Forma
                                                        -----------------     -----------------------     ------------------------

Operating Revenues                                               $ 3,357                         $ -                      $ 3,357

Operating Expenses
    Purchased Power                                                  668                           -                          668
    Fuel                                                             496                           -                          496
    Operating and Maintenance                                      1,067                         (10)   (e)                 1,057
    Depreciation and Amortization                                    335                           -                          335
    Taxes Other Than Income                                          186                           -                          186
                                                        -----------------     -----------------------     ------------------------
    Total Operating Expenses                                       2,752                         (10)                       2,742
                                                        -----------------     -----------------------     ------------------------

Operating Income                                                     605                          10                          615
Other Income and Deductions
    Interest Expense                                                (249)                          -                         (249)
    Distributions on Preferred Securities
       of Subsidiaries                                               (11)                          -                          (11)
    Equity in Earnings of Unconsolidated
       Affiliates, net                                                13                           -                           13
    Impairment of Investment in Sithe Energies, Inc.                   -                           -                            -
    Other, Net                                                        28                           -                           28
                                                        -----------------     -----------------------     ------------------------

    Total Other Income and Deductions                               (219)                          -                         (219)
                                                        -----------------     -----------------------     ------------------------

Income Before Income Taxes and Cumulative
    Effect of Changes in Accounting Principles                       386                          10                          396
Income Taxes                                                         148                          (2)                         146
                                                        -----------------     -----------------------     ------------------------

Income Before Cumulative Effect of Changes
    in Accounting Principles                                         238                          12                          250

Cumulative Effect of Changes in Accounting
    Principles, Net of Income Taxes                                 (230)                        230  (f)                       -
                                                        -----------------     -----------------------     ------------------------

Net Income                                                           $ 8                       $ 242                        $ 250
                                                        =================     =======================     ========================


Earnings per Average Common Share
    Basic:
       Income before Cumulative Effect of
          Changes in Accounting Principles                        $ 0.74                      $ 0.04                       $ 0.78
       Cumulative Effect of Changes in
          in Accounting Principles                                 (0.72)                       0.72                            -
                                                        -----------------     -----------------------     ------------------------

       Net Income                                                 $ 0.02                      $ 0.76                       $ 0.78
                                                        =================     =======================     ========================

    Diluted:
       Income before Cumulative Effect of
          Changes in Accounting Principles                        $ 0.73                      $ 0.04                       $ 0.77
       Cumulative Effect of Changes
          in Accounting Principles                                 (0.71)                       0.71                            -
                                                        -----------------     -----------------------     ------------------------

       Net Income                                                 $ 0.02                      $ 0.75                       $ 0.77
                                                        =================     =======================     ========================

Average Common Shares Outstanding
    Basic                                                            321
    Diluted                                                          323



Effect of Pro Forma Adjustments on Net Income
    Recorded in Accordance with GAAP:

    Impairment of Sithe Energies, Inc. investment                    $ -
    Cumulative effect of adopting SFAS 143                             -
    March 3 ComEd Settlement Agreement                                 -
    Employee severance costs                                       (0.04)
    Cumulative effect of adopting
       SFAS 141 and SFAS 142                                       (0.71)
                                                        -----------------

    Total Pro Forma Adjustments                                  $ (0.75)
                                                        =================




(a)      Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)      Pro forma adjustment for the March 3 ComEd Settlement Agreement.
(c)      Pro forma adjustment for the impairment of Exelon's investment in Sithe Energies, Inc.
(d)      Pro forma adjustment for the cumulative effect of adopting SFAS No. 143.
(e)      Pro forma adjustment for severance costs of $10 million pre-tax primarily related to executive  severance.  Not all of the severance expense is tax deductible.
(f)      Pro forma  adjustment  for the  cumulative  effect of adopting SFAS No. 141 and SFAS No. 142 related to the  impairment of
         Enterprises' goodwill and the benefit of AmerGen's negative goodwill.

                                                         EXELON CORPORATION
                                             Earnings Per Diluted Share Reconciliation
                                             First Quarter 2003 vs. First Quarter 2002

2002 Earnings per Diluted Share                                                                     $ 0.02

        2002 Pro Forma Adjustments:
              Cumulative Effect of Adopting SFAS 141 and SFAS 142                                     0.71
              Employee Severance Costs (1)                                                            0.04
                                                                                              -------------

2002 Pro Forma Earnings                                                                               0.77

        Year Over Year Effects on Earnings:
              Higher Energy Margins - Weather Impact (2)                                              0.15
              Higher Energy Margins - Rate Changes (3)                                                0.15
              Higher Energy Margins - Other                                                           0.02
              Higher Operating and Maintenance Expense (O&M) (4)                                     (0.12)
              Lower Nuclear Outage Operating and Maintenance Costs (5)                                0.06
              Lower Depreciation and Amortization Expense (6)                                         0.08
              Lower Interest Expense (7)                                                              0.04
              Higher Investment Income (8)                                                            0.04
              Higher Taxes Other Than Income (9)                                                     (0.01)
              InfraSource and Energy Services (10)                                                    0.01
              Other                                                                                   0.03
                                                                                              -------------


2003 Pro Forma Earnings                                                                               1.22

              Impairment of Investment in Sithe Energies, Inc. (11)                                  (0.40)
              Cumulative Effect of Adopting SFAS 143                                                  0.34
              March 3 ComEd Settlement Agreement (12)                                                (0.05)
                                                                                              -------------

2003 Earnings per Diluted Share                                                                     $ 1.11
                                                                                              =============



(1) Executive severance partially offset by favorable adjustments to previous severance estimates. A portion of the executive severance was not tax deductible. As a result, the after-tax impact on earnings is $0.04 per share.

(2) Primarily related to cooler winter weather in 2003 versus 2002. Heating degree-days in the ComEd and PECO service territories were 17% and 33% higher, respectively.

(3) Reflects increased CTC collections by ComEd due to an increase in customer shopping and changes in the wholesale market price of electricity, net of increased mitigation factors. The decrease in wholesale prices also resulted in a decrease in revenue from ComEd's PPO customers.

(4) O&M expense, excluding outage costs, severance costs, InfraSource and Energy Services O&Ms, and the March 3 ComEd Settlement Agreement, increased due to the implementation of SFAS 143, the acquisition of two generating stations in Texas in April 2002, and the acquisition of Sithe New England assets in November 2002.

(5) Relates to four planned nuclear refueling outages in 2002 as compared to two refueling outages in 2003.

(6) Depreciation and amortization expense was lower primarily due to lower depreciation rates and lower recoverable transition cost amortization at ComEd and lower decommissioning expense at Generation due to the adoption of SFAS 143, partially offset by increased depreciation related to higher depreciable plant balances, reflecting Generation's plant acquisitions in 2002, and higher CTC amortization at PECO.

(7) Reflects less outstanding debt and refinancing of existing debt at lower interest rates, partially offset by debt related to acquisitions after the first quarter of 2002.

(8)      Primarily   reflects  higher   investment  income  related  to  nuclear
         decommissioning trust funds.

(9) Taxes Other Than Income was higher due to a favorable 2002 adjustment to real estate taxes on leased property held by ComEd.

(10) Reflects lower costs at InfraSource and Energy Services, partially offset by lower revenues.

(11)     Impairment of the investment held by Generation in Sithe Energies, Inc.

(12) Agreement reached by ComEd and various Illinois suppliers, customers, and governmental parties regarding several matters affecting ComEd's rates for electric service.


                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                             (unaudited)
                                                            (in millions)


                                                                        Three Months Ended March 31, 2003
                                                     -------------------------------------------------------------------------------
                                                        Energy                                                            Exelon
                                                       Delivery        Generation     Enterprises       Corp/Elim      Consolidated
                                                     -------------------------------------------------------------------------------
Operating Revenues                                        $ 2,642         $ 1,863         $   580         $(1,011)        $ 4,074

Operating Expenses
    Purchased Power                                           984             841              64            (982)            907
    Fuel                                                      191             364             275            --               830
    Operating and Maintenance                                 400             471             256             (34)          1,093
    Depreciation and Amortization                             230              45              10               5             290
    Taxes Other Than Income                                   143              48               2               4             197
                                                          -------         -------         -------         -------         -------

    Total Operating Expenses                                1,948           1,769             607          (1,007)          3,317
                                                          -------         -------         -------         -------         -------

Operating Income (Loss)                                       694              94             (27)             (4)            757

Other Income and Deductions
    Interest Expense                                         (196)            (19)             (3)             (7)           (225)
    Distributions on Preferred
     Securities of Subsidiaries                               (12)           --              --              --               (12)
    Equity in Earnings (Losses) of
     Unconsolidated Affiliates, net                          --                19               2              (3)             18
    Impairment of Investment in Sithe
      Energies, Inc.                                         --              (200)           --              --              (200)
    Other, Net                                                 31              33              (2)             (3)             59
                                                          -------         -------         -------         -------         -------

    Total Other Income and Deductions                        (177)           (167)             (3)            (13)           (360)
                                                          -------         -------         -------         -------         -------

Income (Loss) Before Income Taxes and Cumulative
    Effect of a Change in Accounting Principle                517             (73)            (30)            (17)            397

Income Taxes                                                  192             (21)            (13)            (10)            148
                                                          -------         -------         -------         -------         -------

Income (Loss) Before Cumulative Effect of a Change
    in Accounting Principle                                   325             (52)            (17)             (7)            249

Cumulative Effect of a Change in Accounting
    Principle, Net of Income Taxes                              5             108              (1)           --               112
                                                          -------         -------         -------         -------         -------

Net Income (Loss)                                         $   330         $    56         $   (18)        $    (7)        $   361
                                                          =======         =======         =======         =======         =======



                                                                        Three Months Ended March 31, 2002
                                                     -------------------------------------------------------------------------------
                                                        Energy                                                            Exelon
                                                       Delivery        Generation     Enterprises       Corp/Elim      Consolidated
                                                     -------------------------------------------------------------------------------

Operating Revenues                                        $ 2,335         $ 1,461         $   490         $  (929)        $ 3,357

Operating Expenses
    Purchased Power                                           889             619              52            (892)            668
    Fuel                                                      135             209             152            --               496
    Operating and Maintenance                                 373             432             301             (39)          1,067
    Depreciation and Amortization                             247              63              17               8             335
    Taxes Other Than Income                                   132              49               2               3             186
                                                          -------         -------         -------         -------         -------

    Total Operating Expenses                                1,776           1,372             524            (920)          2,752
                                                          -------         -------         -------         -------         -------

Operating Income (Loss)                                       559              89             (34)             (9)            605

Other Income and Deductions
    Interest Expense                                         (221)            (17)             (5)             (6)           (249)
    Distributions on Preferred Securities
      of Subsidiaries                                         (11)           --              --              --               (11)
    Equity in Earnings (Losses) of
      Unconsolidated Affiliates, net                         --                23              (7)             (3)             13
    Other, Net                                                 14              16              (1)             (1)             28
                                                          -------         -------         -------         -------         -------

    Total Other Income and Deductions                        (218)             22             (13)            (10)           (219)
                                                          -------         -------         -------         -------         -------

Income (Loss) Before Income Taxes and Cumulative
    Effect of a Change in Accounting Principle                341             111             (47)            (19)            386

Income Taxes                                                  126              45             (19)             (4)            148
                                                          -------         -------         -------         -------         -------

Income (Loss) Before Cumulative Effect of a
    Change in Accounting Principle                            215              66             (28)            (15)            238

Cumulative Effect of a Change in Accounting
    Principle, Net of Income Taxes                           --                13            (243)           --              (230)
                                                          -------         -------         -------         -------         -------

Net Income (Loss)                                         $   215         $    79         $  (271)        $   (15)        $     8
                                                          =======         =======         =======         =======         =======


                                                       EXELON CORPORATION
                                         Business Segment Comparative Income Statements
                                                           (unaudited)
                                                          (in millions)

                                                                                       Energy Delivery
                                                                       --------------------------------------------------------

                                                                            Three Months Ended March 31,
                                                                       ---------------------------------------
                                                                             2003                 2002             Variance
                                                                       ------------------   ------------------  ---------------
Operating Revenues                                                               $ 2,642              $ 2,335            $ 307

Operating Expenses
     Purchased Power                                                                 984                  889               95
     Fuel                                                                            191                  135               56
     Operating and Maintenance                                                       400                  373               27
     Depreciation and Amortization                                                   230                  247              (17)
     Taxes Other Than Income                                                         143                  132               11
                                                                       ------------------   ------------------  ---------------

     Total Operating Expenses                                                      1,948                1,776              172
                                                                       ------------------   ------------------  ---------------

Operating Income                                                                     694                  559              135

Other Income and Deductions
     Interest Expense                                                               (196)                (221)              25
     Distributions on Preferred Securities of Subsidiaries                           (12)                 (11)              (1)
     Other, Net                                                                       31                   14               17
                                                                       ------------------   ------------------  ---------------

     Total Other Income and Deductions                                              (177)                (218)              41
                                                                       ------------------   ------------------  ---------------

Income Before Income Taxes and Cumulative Effect
      of a Change in Acounting Principle                                             517                  341              176

Income Taxes                                                                         192                  126               66
                                                                       ------------------   ------------------  ---------------

Income Before Cumulative Effect of a Change in
     Accounting Principle                                                            325                  215              110

Cumulative Effect of a Change in Accounting
     Principle, Net of Income Taxes                                                    5                    -                5
                                                                       ------------------   ------------------  ---------------

Net Income                                                                         $ 330                $ 215            $ 115
                                                                       ==================   ==================  ===============




                                                                                               Generation
                                                                       --------------------------------------------------------

                                                                            Three Months Ended March 31,
                                                                       ---------------------------------------
                                                                             2003                 2002             Variance
                                                                       ------------------   ------------------  ---------------

Operating Revenues                                                               $ 1,863              $ 1,461            $ 402

Operating Expenses
     Purchased Power                                                                 841                  619              222
     Fuel                                                                            364                  209              155
     Operating and Maintenance                                                       471                  432               39
     Depreciation and Amortization                                                    45                   63              (18)
     Taxes Other Than Income                                                          48                   49               (1)
                                                                       ------------------   ------------------  ---------------

     Total Operating Expenses                                                      1,769                1,372              397
                                                                       ------------------   ------------------  ---------------

Operating Income                                                                      94                   89                5

Other Income and Deductions
     Interest Expense                                                                (19)                 (17)              (2)
     Equity in Earnings of Unconsolidated Affiliates, net                             19                   23               (4)
     Impairment of Investment in Sithe Energies, Inc.                               (200)                   -             (200)
     Other, Net                                                                       33                   16               17
                                                                       ------------------   ------------------  ---------------

     Total Other Income and Deductions                                              (167)                  22             (189)
                                                                       ------------------   ------------------  ---------------

Income (Loss) Before Income Taxes and Cumulative Effect
      of Changes in Acounting Principles                                             (73)                 111             (184)

Income Taxes                                                                         (21)                  45              (66)
                                                                       ------------------   ------------------  ---------------

Income (Loss) Before Cumulative Effect of Changes in
     Accounting Principles                                                           (52)                  66             (118)

Cumulative Effect of Changes in Accounting
     Principles, Net of Income Taxes                                                 108                   13               95
                                                                       ------------------   ------------------  ---------------

Net Income                                                                          $ 56                 $ 79            $ (23)
                                                                       ==================   ==================  ===============


                                                     EXELON CORPORATION
                                       Business Segment Comparative Income Statements
                                                        (unaudited)
                                                       (in millions)

                                                                                      Enterprises
                                                                    ------------------------------------------------------

                                                                       Three Months Ended March 31,
                                                                    ------------------------------------
                                                                         2003                2002             Variance
                                                                    ----------------   -----------------   ---------------
Operating Revenues                                                            $ 580               $ 490              $ 90

Operating Expenses
     Purchased Power                                                             64                  52                12
     Fuel                                                                       275                 152               123
     Operating and Maintenance                                                  256                 301               (45)
     Depreciation and Amortization                                               10                  17                (7)
     Taxes Other Than Income                                                      2                   2                 -
                                                                    ----------------   -----------------   ---------------

     Total Operating Expenses                                                   607                 524                83
                                                                    ----------------   -----------------   ---------------

Operating Income (Loss)                                                         (27)                (34)                7

Other Income and Deductions
     Interest Expense                                                            (3)                 (5)                2
     Equity in Earnings (Losses) of
      Unconsolidated Affiliates, net                                              2                  (7)                9
     Other, Net                                                                  (2)                 (1)               (1)
                                                                    ----------------   -----------------   ---------------

     Total Other Income and Deductions                                           (3)                (13)               10
                                                                    ----------------   -----------------   ---------------

Income (Loss) Before Income Taxes and Cumulative
      Effect of Changes in Acounting Principles                                 (30)                (47)               17

Income Taxes                                                                    (13)                (19)                6
                                                                    ----------------   -----------------   ---------------

Income (Loss) Before Cumulative Effect of
     Changes in Accounting Principles                                           (17)                (28)               11

Cumulative Effect of Changes in Accounting
     Principles, Net of Income Taxes                                             (1)               (243)              242
                                                                    ----------------   -----------------   ---------------

Net Income (Loss)                                                             $ (18)             $ (271)            $ 253
                                                                    ================   =================   ===============



                                                                                   Corporate and Eliminations
                                                                    ------------------------------------------------------

                                                                       Three Months Ended March 31,
                                                                    ------------------------------------
                                                                         2003                2002             Variance
                                                                    ----------------   -----------------   ---------------

Operating Revenues                                                         $ (1,011)             $ (929)            $ (82)

Operating Expenses
     Purchased Power                                                           (982)               (892)              (90)
     Operating and Maintenance                                                  (34)                (39)                5
     Depreciation and Amortization                                                5                   8                (3)
     Taxes Other Than Income                                                      4                   3                 1
                                                                    ----------------   -----------------   ---------------

     Total Operating Expenses                                                (1,007)               (920)              (87)
                                                                    ----------------   -----------------   ---------------

Operating Income (Loss)                                                          (4)                 (9)                5

Other Income and Deductions
     Interest Expense                                                            (7)                 (6)               (1)
     Equity in Earnings (Losses) of
      Unconsolidated Affiliates, net                                             (3)                 (3)                -
     Other, Net                                                                  (3)                 (1)               (2)
                                                                    ----------------   -----------------   ---------------

     Total Other Income and Deductions                                          (13)                (10)               (3)
                                                                    ----------------   -----------------   ---------------

Income (Loss) Before Income Taxes                                               (17)                (19)                2

Income Taxes                                                                    (10)                 (4)               (6)
                                                                    ----------------   -----------------   ---------------

Net Income (Loss)                                                              $ (7)              $ (15)              $ 8
                                                                    ================   =================   ===============


                                                     EXELON CORPORATION
                                                Consolidated Balance Sheets
                                                        (unaudited)
                                                       (in millions)

                                                                                        March 31,              December 31,
                                                                                           2003                    2002
                                                                                    -------------------     -------------------
         Current Assets
             Cash and Cash Equivalents                                                           $ 503                   $ 469
             Restricted Cash                                                                       322                     396
             Accounts Receivable, net
                Customers                                                                        2,121                   2,095
                Other                                                                              243                     265
             Receivable from Unconsolidated Affiliate                                               20                      32
             Inventories - Fossil Fuel                                                             163                     218
             Inventories - Materials and Supplies                                                  317                     306
             Deferred Income Taxes                                                                  10                       6
             Other                                                                                 625                     331
                                                                                    -------------------     -------------------

                  Total Current Assets                                                           4,324                   4,118
                                                                                    -------------------     -------------------

         Property Plant and Equipment, net                                                      20,237                  17,134

         Deferred Debits and Other Assets
             Regulatory Assets                                                                   5,459                   5,938
             Nuclear Decommissioning Trust Funds                                                 3,032                   3,053
             Investments                                                                         1,171                   1,393
             Goodwill, net                                                                       4,788                   4,992
             Other                                                                                 890                     850
                                                                                    -------------------     -------------------

                  Total Deferred Debits and Other Assets                                        15,340                  16,226
                                                                                    -------------------     -------------------

         Total Assets                                                                         $ 39,901                $ 37,478
                                                                                    ===================     ===================

         Liabilities and Shareholders' Equity
         Current Liabilities
             Notes Payable                                                                       $ 900                   $ 681
             Notes Payable to Unconsolidated Affiliate                                             534                     534
             Long-Term Debt Due within One Year                                                  1,147                   1,402
             Accounts Payable                                                                    1,815                   1,563
             Accrued Expenses                                                                    1,182                   1,311
             Other                                                                                 481                     483
                                                                                    -------------------     -------------------

                  Total Current Liabilities                                                      6,059                   5,974
                                                                                    -------------------     -------------------

         Long-Term Debt                                                                         13,368                  13,127

         Deferred Credits and Other Liabilities
             Deferred Income Taxes                                                               3,849                   3,702
             Unamortized Investment Tax Credits                                                    298                     301
             Nuclear Decommissioning Liability for Retired Units                                     -                   1,395
             Asset Retirement Obligation                                                         2,406                       -
             Pension Obligation                                                                  1,848                   1,959
             Non-Pension Postretirement Benefits Obligation                                        911                     877
             Spent Nuclear Fuel Obligation                                                         861                     858
             Regulatory Liabilities                                                                633                       -
             Other                                                                                 976                     871
                                                                                    -------------------     -------------------

                  Total Deferred Credits and Other Liabilities                                  11,782                   9,963
                                                                                    -------------------     -------------------

         Minority Interest of Consolidated Subsidiaries                                             78                      77

         Preferred Securities of Subsidiaries                                                      610                     595

         Shareholders' Equity
             Common Stock                                                                        7,099                   7,059
             Deferred Compensation                                                                   -                      (1)
             Retained Earnings                                                                   2,254                   2,042
             Accumulated Other Comprehensive Income (Loss)                                      (1,349)                 (1,358)
                                                                                    -------------------     -------------------

                  Total Shareholders' Equity                                                     8,004                   7,742
                                                                                    -------------------     -------------------

         Total Liabilities and Shareholders' Equity                                           $ 39,901                $ 37,478
                                                                                    ===================     ===================

                                                    EXELON CORPORATION
                                           Consolidated Statements of Cash Flows
                                                        (unaudited)
                                                       (in millions)


                                                                                                  Three Months Ended
                                                                                                        March 31,
                                                                                              ---------------------------
                                                                                                  2003          2002
                                                                                              ------------- -------------
 Cash Flows From Operating Activities
    Net Income                                                                                       $ 361           $ 8
    Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
         Depreciation and Amortization, including nuclear fuel                                         423           427
         Cumulative Effect of a Change in Accounting Principle (net of income taxes)                  (112)          230
         Provision for Uncollectible Accounts                                                           31            29
         Deferred Income Taxes                                                                         (64)           67
         Equity in (Earnings) Losses of Unconsolidated Affiliates, net                                 (18)          (13)
         Impairment of Investment in Sithe Energies, Inc.                                              200             -
         Net Realized Losses on Nuclear Decommissioning Trust Funds                                     (6)           10
         Other Operating Activities                                                                    (11)           10
         Changes in Assets and Liabilities:
             Accounts Receivable                                                                       (22)           58
             Inventories                                                                                43            13
             Accounts Payable, Accrued Expenses and Other Current Liabilities                          (99)           (7)
             Other Current Assets                                                                     (262)         (134)
             Deferred Energy Costs                                                                     (28)           34
             Pension and Non-Pension Postretirement Benefits Obligations                               (77)           (3)
             Other Noncurrent Assets and Liabilities                                                    59            97
                                                                                              ------------- -------------
 Net Cash Flows Provided by Operating Activities                                                       418           826
                                                                                              ------------- -------------

 Cash Flows From Investing Activities
    Capital Expenditures                                                                              (427)         (586)
    Proceeds from Nuclear Decommissioning Trust Funds                                                  572           580
    Investment in Nuclear Decommissioning Trust Funds                                                 (622)         (605)
    Note Receivable from Unconsolidated Affiliate                                                      (35)          (46)
    Other Investing Activities                                                                          20            27
                                                                                              ------------- -------------
 Net Cash Flows Used in Investing Activities                                                          (492)         (630)
                                                                                              ------------- -------------

 Cash Flows From Financing Activities
    Issuance of Long-Term Debt                                                                         951           408
    Retirement of Long-Term Debt                                                                      (963)         (471)
    Issuance of Preferred Securities of Subsidiaries                                                   200             -
    Retirement of Preferred Securities of Subsidiaries                                                (200)            -
    Change in Short-Term Debt                                                                          219            78
    Dividends Paid on Common Stock                                                                    (145)         (141)
    Change in Restricted Cash                                                                           74           135
    Proceeds from Employee Stock Plans                                                                  31            18
    Other Financing Activities                                                                         (59)          (12)
                                                                                              ------------- -------------
 Net Cash Flows Provided by Financing Activities                                                       108            15
                                                                                              ------------- -------------

 Change In Cash and Cash Equivalents                                                                    34           211
 Cash and Cash Equivalents at Beginning of Period                                                      469           485
                                                                                              ------------- -------------
 Cash and Cash Equivalents at End of Period                                                          $ 503         $ 696
                                                                                              ============= =============

                                                  EXELON CORPORATION
                                              Electric Sales Statistics

                                                             Three Months Ended March 31,
                                                     ---------------------------------------------
(in GWhs)                                                    2003                    2002               % Change
---------------------------------------------------  ---------------------   ---------------------   ---------------
Supply
Nuclear, excluding AmerGen                                         29,330                  27,533              6.5%
Purchased Power - Generation (a)                                   20,029                  18,093             10.7%
Fossil, excluding Sithe, and Hydro (b)                              5,050                   2,698             87.2%
                                                     ---------------------   ---------------------

   Power Team Supply                                               54,409                  48,324 (c)         12.6%
Purchased Power - Other                                               147                       -              n.m.
                                                     ---------------------   ---------------------

   Total Electric Supply Available for Sale                        54,556                  48,324             12.9%
Less:  Line Loss and Company Use                                   (1,974)                 (1,867)             5.7%
                                                     ---------------------   ---------------------

   Total Energy Sales                                              52,582                  46,457             13.2%
                                                     =====================   =====================


Energy Sales
Retail Sales (d)                                                   32,207                  29,913              7.7%
Power Team Market Sales (a)                                        23,815                  19,324             23.2%
Interchange Sales and Sales to Other Utilities                        698                     739             (5.5%)
                                                     ---------------------   ---------------------

                                                                   56,720                  49,976             13.5%
Less: Distribution Only Sales                                      (4,138)                 (3,519)            17.6%
                                                     ---------------------   ---------------------

   Total Energy Sales                                              52,582                  46,457             13.2%
                                                     =====================   =====================


(a)      Purchased power and market sales do not include trading volume of 9,527 GWhs and 14,239 GWhs for the three months ended March 31, 2003 and 2002, respectively.

(b)      2003 includes supply from plants acquired from TXU in April 2002 and Sithe Energies in November 2002.

(c)      Certain reallocations have been made related to 2002.

(d)      Includes  Exelon  Energy  sales of 1,262 GWhs and 1,105 GWhs for the three  months ended March 31, 2003 and 2002, respectively.

n.m.    not meaningful.

                                                         EXELON CORPORATION
                                                  Energy Delivery Sales Statistics
                                                For the Three Months Ended March 31,


                                                             ComEd                                           PECO
                                           --------------------------------------------   -----------------------------------------

Electric Deliveries (MWh)                        2003         2002            % Change         2003             2002       % Change
                                           ----------------- ------------- ------------   ------------- ---------------- ----------
Bundled Deliveries (a)
    Residential                                   6,886,035     6,408,683       7.4%       3,115,470        2,055,598      51.6%
    Small Commercial & Industrial                 5,627,359     5,449,634       3.3%       1,780,329        1,757,382       1.3%
    Large Commercial & Industrial                 1,484,096     1,956,006     (24.1%)      3,481,567        3,351,069       3.9%
    Public Authorities & Electric Railroads       1,415,840     1,800,797     (21.4%)        252,783          193,347      30.7%
                                           ----------------- -------------                ----------- ----------------

                                                 15,413,330    15,615,120      (1.3%)      8,630,149        7,357,396      17.3%
                                           ----------------- -------------                ----------- ----------------

Unbundled Deliveries (b)
Alternative Energy Suppliers
    Residential                                          (c)          n/a                    264,122          791,661     (66.6%)
    Small Commercial & Industrial                 1,348,357     1,003,883      34.3%         201,992           96,522     109.3%
    Large Commercial & Industrial                 1,832,007     1,385,986      32.2%         209,607          102,828     103.8%
    Public Authorities & Electric Railroads         281,714       138,042     104.1%               -               46    (100.0%)
                                           ----------------- -------------                ----------- ----------------

                                                  3,462,078     2,527,911      37.0%         675,721          991,057     (31.8%)
                                           ----------------- -------------                ----------- ----------------

PPO (ComEd Only)
    Small Commercial & Industrial                   793,530       763,224       4.0%
    Large Commercial & Industrial                 1,432,553     1,311,080       9.3%
    Public Authorities & Electric Railroads         537,227       242,325     121.7%
                                           ----------------- -------------

                                                  2,763,310     2,316,629      19.3%
                                           ----------------- -------------

    Total Unbundled Deliveries                    6,225,388     4,844,540      28.5%         675,721          991,057     (31.8%)
                                           ----------------- -------------                ----------- ----------------

       Total Retail Deliveries                   21,638,718    20,459,660       5.8%       9,305,870        8,348,453      11.5%
                                           ================= =============                =========== ================

Gas Deliveries (mmcf) (PECO only)                                                             39,626           31,357      26.4%
                                                                                          =========== ================

Revenue (in thousands)

Bundled Revenue (a)
    Residential                                   $ 545,564     $ 517,805       5.4%       $ 358,658        $ 243,447      47.3%
    Small Commercial & Industrial                   397,262       391,085       1.6%         194,043          188,722       2.8%
    Large Commercial & Industrial                    74,097       102,106     (27.4%)        266,456          244,332       9.1%
    Public Authorities & Electric Railroads          83,975        91,656      (8.4%)         21,812           18,152      20.2%
                                           ----------------- -------------                ----------- ----------------

                                                  1,100,898     1,102,652      (0.2%)        840,969          694,653      21.1%
                                           ----------------- -------------                ----------- ----------------

Unbundled Revenue (b)
Alternative Energy Suppliers
    Residential                                          (c)          n/a                     17,496           54,144     (67.7%)
    Small Commercial & Industrial                    40,738        12,446     227.3%           9,782            4,662     109.8%
    Large Commercial & Industrial                    48,427         9,656     401.5%           5,867            2,913     101.4%
    Public Authorities & Electric Railroads           9,248         1,826     406.5%               -                6    (100.0%)
                                           ----------------- -------------                ----------- ----------------

                                                     98,413        23,928     311.3%          33,145           61,725     (46.3%)
                                           ----------------- -------------                ----------- ----------------

PPO (ComEd Only)
    Small Commercial & Industrial                    49,471        43,060      14.9%
    Large Commercial & Industrial                    71,847        64,102      12.1%
    Public Authorities & Electric Railroads          27,221        12,750     113.5%
                                           ----------------- -------------

                                                    148,539       119,912      23.9%
                                           ----------------- -------------

    Total Unbundled Revenue                         246,952       143,840      71.7%          33,145           61,725     (46.3%)
                                           ----------------- -------------                ----------- ----------------

       Total Retail Electric Revenue              1,347,850     1,246,492       8.1%         874,114          756,378      15.6%

Wholesale Electric Revenue                           28,880        23,647      22.1%           2,720              985     176.1%

Other Revenue                                        47,330        45,319       4.4%          52,506           53,801      (2.4%)

Gas Revenue (PECO only)                                 n/a           n/a                    288,199          208,606      38.2%
                                           ----------------- -------------               ------------------ ----------

       Total Revenues                           $ 1,424,060   $ 1,315,458       8.3%     $ 1,217,539       $1,019,770      19.4%
                                           ================= =============               =============================


Heating Degree-Days                              2003             2002        Normal        2003             2002            Normal
                                           ----------------- ------------- ----------     --------- ---------------- --------------

    Heating Degree-Days                               3,366         2,865      3,254         2,752            2,067          2,551



(a)    Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO's tariffed rates also include a CTC charge.

(b)    Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.


(c)    On May 1, 2002, all ComEd residential customers were eligible to choose their supplier of electricity;
       however, as of March 31, 2003, no alternative electric supplier has sought approval from the Illinois Commerce
       Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable

                                    EXELON CORPORATION
                        Exelon Generation Power Marketing Statistics

                                                                                   Three Months Ended March 31,
                                                                            -------------------------------------------
                                                                                  2003                     2002
                                                                            ------------------      -------------------
GWh Sales
     Energy Delivery                                                                   29,346                   27,750
     Exelon Energy                                                                      1,248                    1,250
     Market Sales                                                                      23,815                   19,324
                                                                            ------------------      -------------------

     Total Sales (a)                                                                   54,409                   48,324
                                                                            ==================      ===================

Average Margin ($/MWh)
     Average Realized Revenue
        Energy Delivery                                                               $ 30.87                  $ 29.98
        Exelon Energy                                                                   43.28                    45.60
        Market Sales                                                                    37.05                    28.15
        Total Sales - without trading                                                   33.96                    29.63

     Average Purchased Power and Fuel Cost - without trading                          $ 21.29                  $ 16.74

     Average Margin - without trading                                                 $ 12.67                  $ 12.89



Around-the-clock Market Prices ($/MWh)
     PJM                                                                              $ 49.00                  $ 22.00
     MAIN                                                                               37.00                    19.50


----------------------------------------------------------------------------------------------
2003 Earnings Guidance - April through December
     Around-the-clock Market Prices ($/MWh)
        PJM                                                                           $ 42.50
        MAIN                                                                            28.00
        NEPOOL                                                                          51.00
     Gas Prices ($/Mmbtu)
        Henry Hub                                                                      $ 5.75

Guidance based on forward prices as of April 15, 2003.
----------------------------------------------------------------------------------------------

(a) Total sales do not include trading volume of 9,527 GWhs and 14,239 GWhs for the three months ended March 31, 2003 and 2002, respectively.
        Additionally, 2003 reflects the sale of energy from plants acquired from TXU in April 2002 and Sithe Energies in November 2002.

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